EXHIBIT 99.2

IBERIABANK CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

APRIL 24, 2020

AGENDA

Meeting starts at 10:00 a.m., Central Time

I.	Opening Remarks and Call to Order by Mr. William Fenstermaker, Chairman of the Board

II.	Introduction of Daryl Byrd, Chairman of the Special Meeting

III.	Statement Regarding Mailing of Notice and Presence of a Quorum (Mr. Byrd)

IV.	Description of Matters to be Considered and Voted Upon (Mr. Byrd)

V.	Questions and Comments (Company representatives)

VI.	Voting

A.	Proposal 1: Agreement and Plan of Merger

B.	Proposal 2: Merger-Related Compensation

C.	Proposal 3: The Adjournment Proposal

D.	Closing of the Polls

VII.	Results of Voting

VIII.	Adjournment